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MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is entered into as of April 6, 2016 (the “Effective Date”), by and between the following (each a “Party” and together the “Parties”):

(i)

Party A: Tianjin Sevenstarflix Network Technology Limited, a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 305-55, 3/F, Zonghe Service Building D, Nangang Industrial Zone of Tianjin Economic Development Zone, Tianjin, PRC; and

(ii)	Party B: YOU On Demand (Asia) Limited, a company limited by shares incorporated under the laws of Hong Kong.

RECITALS

This Agreement is entered into with reference to the following facts:

A. Party A is a limited liability company incorporated under the laws of the People’s Republic of China. Party A is 99% owned by YANG Lan and 1% owned by ZHU Yun (collectively, the “Nominee Shareholders”). Party A is engaged in business activities that are not prohibited by law or applicable regulations in the People’s Republic of China (together with any expansion, contraction or other change to the scope of that business as contemplated by this Agreement, the “Business”).

B. Party B is a limited liability company incorporated under the laws of Hong Kong. Party B is 100% owned by China Broadband, Ltd., a Cayman Islands company, and Party B has executive and financial management experience and capability relevant to the Business.

C. Party A desires to engage Party B to provide management, financial and other services in connection with the operation of the Business, and Party B desires to provide those services to Party A. The Parties now desire to memorialize the terms and conditions pursuant to which those services will be provided by Party B to Party A, and pursuant to which Party A will compensate Party B therefor.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and through friendly consultation, under the principle of equality and mutual benefits, in accordance with the relevant laws and regulations of the People’s Republic of China, the Parties agree as follows:

AGREEMENT

1. Management Services. During the Term of this Agreement, Party B will identify and provide to Party A executive and financial management personnel in sufficient numbers and with expertise and experience appropriate to provide the services identified in Appendix A, as it may be amended from time to time by written agreement of the Parties (the “Management Services”), and will provide those Services to Party A. Party A will take all commercially reasonable actions to permit and facilitate the provision of the Management Services by Party B and accept those Services.

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2. Compensation to Party B. As compensation for providing the Management Services, Party B will be entitled to receive a fee (the “Management Services Fee”), upon demand, equal to one hundred percent (100%) of the annual Net Profit of Party A during the Term of this Agreement. At the sole discretion of Party B, the Net Profit of Party A shall be calculated through the end of the immediately preceding fiscal year of Party A, and paid by Party A to Party B within sixty (60) days of demand therefor. Until and unless such demand is made, the Management Services Fee is not due and payable to Party A and it is the intent of the Parties that the income such Fee represents shall not be accrued by Party A. Any dispute between the Parties concerning any calculation or payment under this Section 2 will be resolved pursuant to the dispute resolution provisions of Section 15.

For the purpose of this agreement, Net Profit means the net profit of Party A for the period immediately preceding the date for calculation of Net Profit set out in the Agreement, calculated as follows: (a) all revenue or income accrued by Party A, less (b) all costs, accrued expenses and taxes paid or accrued and payable.

3. Ad Hoc Payment. The Parties acknowledge that in order to provide the Management Services under this Agreement, Party B may incur expenses and costs from time to time, and the Parties further agree that Party B may request an ad hoc payment every calendar quarter and such payment may be credited against Party A’s future payment obligations of the Management Services Fee.

4. Credit for Amounts Paid Under Other Agreements. Party B and Party A are or may be parties to certain other agreements, such as the Technical Service Agreement, some or all of which may require certain payments to be made by Party A to affiliates and/or designee of Party B in consideration for services, equipment or other items of value provided by affiliates and/or designee of Party B. The Parties agree that any and all such amounts may be (a) separately paid by Party A and accordingly counted as expenses of Party A, reducing Party A’s Net Profit; or (b) included in the aggregate Net Profit of Party A and not separately paid to Party B.

5. Interest Penalty. If any amounts due and payable under this Agreement are not paid when due, interest will accumulate on such amounts at the rate of four percent (4%) per annum until paid. This interest penalty may be reduced or waived by the Party entitled to receive it in light of actual circumstances, including the reason for any delay in payment.

6. Guarantees. To the extent and only to the extent permitted by applicable law, each Party agrees to act as a guarantor of the indebtedness of the other, as and only as follows:

(a)

Party A will not incur any indebtedness to any Person not a party to this Agreement without the advance written consent of Party B in the exercise of its obligations to provide comprehensive Management Services under this Agreement.

(b)

Party B may, in the exercise of its reasonable business judgment, incur indebtedness to any Person not a party to this Agreement, provided that any such indebtedness may only be in connection with the Business. If Party B incurs any indebtedness as contemplated by this Section 6(b), Party A will act as a guarantor of that indebtedness.

7. Exclusivity. During the Term of this Agreement, (a) Party A will not contract with any other Person to provide services which are the same or similar to the Management Services. For purposes of this Section 7 only, “Person” does not include any Affiliate of either Party, including other entities that may become affiliated with either Party.

8. Operation of Business. During the Term of this Agreement:

(a)	The Party A will ensure that:

(i)

the business of Party A, together with all business opportunities presented to or which become available to Party A, will be treated as part of the Business covered by the Management Services and this Agreement;

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(ii)	all cash of Party A will be maintained in Company Bank Accounts or disposed of in accordance with this Agreement;

(iii)

all business income, working capital, recovered accounts receivable, and any other funds which come into the possession of Party A or are derived from or related to the operation of the business of Party A, are deposited into a Company Bank Account;

(iv)

all accounts payable, employee compensation and other employment-related expenses, and any payments in connection with the acquisition of any assets for the benefit of Party A or the satisfaction of any liabilities of Party A, are paid from amounts maintained in Company Bank Accounts;

(v)

Party B or any third party designated by Party B will have full access to the financial records of Party A and from time to time, Party B may request, at its sole option, to conduct an auditing with regard to the financial status of Party A;

(vi)	no action is taken without the prior written consent of Party B that that would have the effect of entrusting all or any part of the business of Party A to any other Person.

(b)	Party B will ensure that:

(i)

it exercises with respect to the conduct of the Business the same level of care it exercises with respect to the operation of its own business and will at all times act in accordance with its Reasonable Business Judgment, including taking no action which it knows, or in the exercise of its Reasonable Business Judgment should have known, would materially adversely affect the status of any of permits, licenses and approvals necessary for the conduct of the Business or constitute a violation of all Legal Requirements;

(ii)

neither it, nor any of its agents or representatives, takes any action that interferes with, or has the effect of interfering with, the operation of the Business in accordance with this Agreement, or which materially adversely affects its assets, operations, business or prospects;

	(iii)	use its Best Efforts to cooperate and assist Party A to maintain in effect all permits, licenses and other authorizations and approvals necessary or appropriate to the conduct of the Business; and

(iv)

subject to the provisions of Section 10 relating to the Transition period, it will preserve intact the business and operations of Party A and take no action which it knows, or in the exercise of its Reasonable Business Judgment should have known, would materially adversely affect the business, operations, or prospects of Party A.

9. Material Actions. The Parties acknowledge and agree that the economic risk of the operation of the Business is being substantially assumed by Party A and that the continued business success of Party A is necessary to permit the Parties to realize the benefits of this Agreement. During the Term of this Agreement, the Parties therefore will ensure that Party A does not take any Material Action without the advance written consent of Party B, which consent will not be unreasonably withheld or delayed.

10. Transition of Business to Party B; Future Expansion. At the sole discretion of Party B, during the Term of this Agreement, Party B may transfer or cause to be transferred from Party A to Party B or its designee (referred to collectively for purposes of this Section 10 as “Party B”) any part or all of the business, personnel, assets and operations of Party A which may be lawfully conducted, employed, owned or operated by Party B (the “Transition”), including any of the following:

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(a)

business opportunities presented to, or available to Party A may be pursued and contracted for in the name of Party B rather than Party A, and at its discretion Party B may employ the resources of Party A to secure such opportunities;

(b)	any tangible or intangible property of Party A, any contractual rights, any personnel, and any other items or things of value held by Party A may be transferred to Party B at book value;

(c)

real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the Business may be obtained by Party B by acquisition, lease, license or otherwise, and made available to Party A on terms to be determined by agreement between Party B and Party A;

(d)

contracts entered into in the name of Party A may be transferred to Party B, or the work under such contracts may be subcontracted, in whole or in part, to Party B, on terms to be determined by agreement between Party B and Party A; and

(e)	any changes to, or any expansion or contraction of, the Business may be carried out in the exercise of the sole discretion of Party B, and in the name of and at the expense of, Party B;

provided, however, that none of the foregoing, and no other part of the Transition may cause or have the effect of terminating (without being substantially replaced under the name of Party B) or adversely affecting any license, permit or regulatory status of Party A. Any of the activity contemplated by this Section10 will be deemed part of the “Business.”

11. Ownership of Intellectual Property. All Intellectual Property created by Party B in the course of providing the Management Services will be the sole property of Party B and Party A will have no right to any ownership or use of such Intellectual Property except under separate written agreement with Party B.

12. Representations and Warranties of Party A. Party A hereby makes the following representations and warranties for the benefit of Party B:

(a)

Corporate Existence and Power. Party A is a limited liability company duly organized and validly existing under the laws of the PRC, and has all legal or corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted. Party A has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of Party A or the winding up or cessation of the business or affairs of Party A.

(b)

Authorization; No Consent. Party A (i) has taken all necessary corporate and other actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate and other power and authorization to execute, deliver and perform this Agreement and the other related documents; (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform its obligations under this Agreement and the other related documents; (iii) is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions or actions contemplated by any of the Business Cooperation Agreements, except for any notices that have been duly given or Consents that have been duly obtained; and (iv) holds all the governmental authorizations necessary to permit it to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Party A to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of Party A, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts. The execution and perform of this Agreement by Party A will not contravene, conflict with, or result in violation of (i) any provision of the organizational documents of Party A; (ii) resolution adopted by the board of directors or the equity holders of Party A; and (iii) any laws and regulations to which Party A or the transactions and relationships contemplated in this Agreement.

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13. Representations and Warranties of Party B. Party B hereby makes the following representations and warranties for the benefit of Party A:

(a)

Corporate Existence and Power. Party B (i) is a limited liability company duly organized and validly existing under the laws of Hong Kong, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted; and (ii) has not ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of Party B or the winding up or cessation of the business or affairs of Party B.

(b)

Authorization; No Consent. Party B (i) has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents; (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform its obligations under this Agreement and the other related documents; (iii) is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Business Cooperation Agreements, except for any notices that have been duly given or Consents that have been duly obtained; and (iv) has all the governmental authorizations necessary to permit Party B to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Party B to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of Party B, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts. The execution and perform of this Agreement by Party B will not contravene, conflict with, or result in violation of (i) any provision of the organizational documents of Party B; (ii) any resolution adopted by the board of directors or the equity holders of Party B; and (iii) any laws and regulations to which Party B or the transactions and relationships contemplated in this Agreement and the Business Cooperation Agreements are subject.

14. Liability for Breach; Indemnification and Hold Harmless. Each of the Parties will be liable to the other Party for any damage or loss caused by such Party’s breach of this Agreement. Party A will indemnify and hold harmless Party B from and against any claims, losses or damages unless caused by a breach by Party B of its obligations under this Agreement or by the willful, reckless or illegal conduct of Party B. Party B will indemnify and hold harmless Party A from and against any claims, losses or damages caused by any breach by Party A of its obligations under this Agreement or by the willful, reckless or illegal conduct of Party A.

15. Dispute Resolution.

(a)

Friendly Consultations. Any and all disputes, controversies or claims arising out of or relating to the interpretation or implementation of this Agreement, or the breach hereof or relationships created hereby, will be settled through friendly consultations.

(b)

Arbitration. If any such dispute is not resolved through friendly consultations within sixty (60) days from the date a Party gives the other Parties written notice of a dispute, then it will be resolved exclusively by arbitration under the auspices of and in accordance with the Arbitration Rules of China International Economic and Trade Arbitration Commission (“CIETAC”) and will be submitted to CIETAC Shanghai Branch. Any arbitration will be heard before three (3) arbitrators, one (1) of whom will be appointed by Party B, one (1) of whom will be appointed by Party A, and the remaining one (1) arbitrator (chairman of the arbitration tribunal) will be appointed by the Director of CIETAC. Any arbitration will be conducted in both the English and Chinese languages. The arbitration award will be final and binding on both Parties and will not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly.

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(c)

Continuation of Agreement. It is not necessary for any Party to declare a breach of this Agreement in order to proceed with the dispute resolution process set out in this Section 15. Unless and until this Agreement is terminated pursuant to Section 16, this Agreement will continue in effect during the pendency of any discussions or arbitration under this Section 15.

16. Term. This Agreement is effective as of the date first set forth above, and will continue in effect for a period of twenty (20) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter. The period during which this Agreement is effective is referred to as the “Term.”

(a)	Mutual Consent. This Agreement may be terminated at any time by the mutual consent of the Parties, evidenced by an agreement in writing signed by both Parties.

(b)

Termination by Party B. This Agreement may be terminated by Party B ((i) upon written notice delivered to Party A no later than ten (10) calendar days before the expiration of the Initial Term or any Subsequent Term; or (ii) at any time by upon ninety (90) calendar days’ written notice delivered to Party A.

(c)

Breach or Insolvency. Either of Party A or Party B may terminate this Agreement immediately (a) upon the material breach by the other of its obligations hereunder and the failure of such Party to cure such breach within thirty (30) working days after written notice from the non-breaching Party; or (b) upon the filing of a voluntary or involuntary petition in bankruptcy by the other or of which the other is the subject, or the insolvency of the other, or the commencement of any proceedings placing the other in receivership, or of any assignment by the other for the benefit of creditors.

(d)

Consequences of Termination. Upon any effective date of any termination of this Agreement: (i) Party B will instruct all management personnel identified or provided by it to Party A to cease working for Party A; (ii) Party B will deliver to Party A all chops and seals of Party A; (iii) Party B will deliver to Party A, or grant to Party A unrestricted access to and control of, all of the financial and other books and records of Party A, including any and all permits, licenses, certificates and other proprietary and operational documents and instruments; (iv) Party B will cooperate fully in the replacement of any signatories or persons authorized to act on behalf of Party A with persons appointed by Party A; and (v) any licenses granted by Party B to Party A during the Term will terminate unless otherwise agreed by the Parties.

(e)

Survival. The provisions of Section 14 (Indemnification; Hold Harmless), Section 15 (Dispute Resolution), Section 16(d) (Consequences of Termination) and Section 17 (Miscellaneous) will survive any termination of this Agreement. Any amounts owing from any Party to any other Party on the effective date of any termination under the terms of this Agreement will continue to be due and owing despite such termination.

17. Miscellaneous.

(a)

Headings and Gender. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(b)	Usage. The words “include” and “including” will be read to include “without limitation.”

(c)

Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Parties.

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(d)	Waiver. No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(e)	Integration. This Agreement supersede any and all prior discussions and agreements (written or oral) between the Parties with respect to cooperation arrangement and other matters contained herein.

(f)

Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

(g)

Notices. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth on the signature page of this Agreement by any means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Refusal by a Party to accept notice that is validly given under this Agreement will be deemed to have been received by such Party upon receipt. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner herein set forth. Any notice, request, demand, claim, or other communication under this Agreement will be addressed to the intended recipient as set forth on the signature page hereto.

(h)

Further Assurances. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(i)

Governing Law. This Agreement will be construed, and the rights and obligations under this Agreement determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

(j)	Amendment. This Agreement may not be amended, altered or modified except by a subsequent written document signed by all Parties.

(k)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to the other Party at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEROF, the Parties hereto have executed this Management Services Agreement as of the date first above written.

Tianjin Sevenstarflix Network Technology Limited
(Company Seal)

Signature:	/s/ Zhu Yun
Name:	Zhu Yun
Title:	Legal Representative

For and on behalf of
YOU On Demand (Asia) Limited

Signature:	/s/ Wang Pao Yun
Name:	Wang Pao Yun
Title:	Authorized Representative

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APPENDIX A

Management Services

For purposes of that certain Management Services Agreement to which this is Appendix A, “Management Services” means the following:

General Management Services

“Management Services” includes the following general management services relating to the operation of the Business, except for those compulsively limited or prohibited by PRC laws and regulations otherwise:

(a) All aspects of the day-to-day operations of Party A, including its relationships with its customers, its performance under agreements or other arrangements with any other parties, its compliance with applicable laws and regulations;

(b) The appointment, hiring, compensation (including any bonuses, non-monetary compensation, fringe and other benefits, and equity-based compensation), firing and discipline of all employees, consultants, agents and other representatives of Party A, including the Executive Director or the Board of Directors of Party A and all other executive officers or employees of Party A;

(c) Establishment, maintenance, termination or elimination of any plan or other arrangement for the benefit of any employees, consultants, agents, representatives or other personnel of Party A;

(d) Management, control and authority over all accounts receivable, accounts payable and all funds and investments of Party A;

(e) Management, control and authority over Party A Bank Accounts, in connection with which all seals and signatures will be those of personnel appointed and confirmed by Party B;

(f) Any expenditure, including any capital expenditure, of Party A;

(g) The entry into, amendment or modification, or termination of any contract, agreement and/or other arrangement to which Party A is, was, or would become a party;

(h) The acquisition, lease or license by Party A of any assets, supplies, real or per- sonal property, or intellectual or other intangible property;

(i) The acquisition of or entry into any joint venture or other arrangement by Party A with any other Person;

(j) Any borrowing or assumption by Party A of any liability or obligation of any nature, or the subjection of any asset of Party A to any Lien;

(k) Any sale, lease, license, retirement or other disposition of any asset owned, beneficially owned or controlled by Party A;

(l) Applying for, renewing, and taking any action to maintain in effect, any permits, licenses or other authorizations and approvals necessary for the operation of Party A’s business;

(m) The commencement, prosecution or settlement by Party A of any litigation or other dispute with any other Person, through mediation, arbitration, lawsuit or appeal;

(n) The declaration or payment of any dividend or other distribution of profits of

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(o) The preparation and filing of all Tax Returns, the payment or settlement of any and all Taxes, and the conduct of any proceedings with any Governmental Authority with respect to any Taxes; and

(p) The carrying out of the Transition, as defined in Section 10, and any business or corporate restructuring of Party A or its subsidiaries.